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                                                                      EXHIBIT 11

                                  GenCorp Inc.
                    COMPUTATION OF EARNINGS PER COMMON SHARE
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
                                                  Unaudited                  Unaudited
                                              Three Months Ended         Nine Months Ended
                                             ----------------------    -----------------------
                                               Aug. 31,    Aug. 31,     Aug. 31,    Aug. 31,
                                                1997         1996         1997         1996
                                             ----------   ----------   ----------   ----------
EARNINGS (Dollars in Millions)

Net Income for Primary Earnings
    Per Share                                $     20.2   $     15.9   $    115.4   $     18.3

Tax Affected Interest Expense
    Applicable to 8% Convertible
    Subordinated Debentures                          .3          1.4          3.1          4.1
                                             ----------   ----------   ----------   ----------
Net Income for Fully Diluted Earnings
    Per Share                                $     20.5   $     17.3   $    118.5   $     22.4
                                             ==========   ==========   ==========   ==========
SHARES (In Thousands)

Weighted Average Number of Common
    Shares Outstanding for Primary
    Earnings Per Share (see Note B)              40,263       33,734       36,501       33,622

Additional Shares Issuable Under Stock
    Options for Fully Diluted Earnings Per
    Share                                            58            1          314           72

Additional Shares Due to Assuming the
    Conversion of the 8% Convertible
    Subordinated Debentures Occurred
    at the Beginning of the Period                1,790        7,158        5,010        7,158
                                             ----------   ----------   ----------   ----------
Weighted Average Number of Common
    Shares Outstanding for Fully Diluted
    Earnings Per Share                           42,111       40,893       41,825       40,852
                                             ==========   ==========   ==========   ==========

EARNINGS PER SHARE

Primary:                                     $      .50   $      .47   $     3.16   $      .55
                                             ==========   ==========   ==========   ==========
Fully Diluted:                               $      .49   $      .42   $     2.83   $      .55
                                             ==========   ==========   ==========   ==========
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